Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-185632, 333-206788, and 333-215643 on Form S-8 of Nexstar Media Group, Inc. (formerly Nexstar Broadcasting Group, Inc.) of our report dated February 28, 2017 relating to the consolidated financial statements of Media General, Inc. and subsidiaries as of December 31, 2016 and 2015, and for the three years in the period ended December 31, 2016, appearing in this Current Report on Form 8-K/A.

/s/ Deloitte & Touche LLP
Richmond, Virginia
March 16, 2017